Exhibit 3.1

ARITICLES OF INCORPORATION

OF

SALTY’S WAREHOUSE, INC.

Article I

Name

The name of the corporation is SALTY’S WAREHOUE, INC.

Article II

Duration

This corporation shall have perpetual existence.

Article III

Purpose

The corporation is formed for the following purposes:

(a)         To engage in the specific business of Internet sales.

(b)         To carry on any other lawful activity permitted by The Florida General Corporation Act.

Article IV

Capital Stock

This corporation is authorized to issue 100 shares, consisting of one class only, designated as “Common Stock”, no par value. Each issued and outstanding share shall be entitled to one vote.

PETER W. METTLER, ESQ.

140 ROYAL PALM WAY

SUITE 202

PALM BEACH, FL 33480

561/832-7600

FLA. BAR NO. 163862

Article V

Initial Registered Office and Agent

The street address and the initial principal office of this corporation is 140 Royal Palm Way, #202, Palm Beach, FL 33480. The initial registered agent shall be Peter W. Mettler, Esq., 140 Royal Palm Way, #202, Palm Beach, FL 33480.

Article VI

Initial Board of Directors and Officers

This corporation shall have one director initially. The number of directors may be either increased or diminished from time to time by the bylaws, but shall never be less than one. The name and address of the initial officers and director of this corporation is:

Initial Officers and Director

Earl Shannon	President/Secretary/Director
140 Royal Palm Way, #202
Palm Beach, FL 33480

Article VII

Incorporator

The name and address of the person signing these Articles is:

Earl Shannon

140 Royal Palm Way, #202

Palm Beach, FL 33480

Article VIII

Powers

This corporation shall have all of the corporate powers enumerated in the Florida General Corporation Act.

IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation this 15 day of July, 1998.

/s/ Earl Shannon
Earl Shannon

STATE OF FLORIDA

COUNTY OF PALM BEACH

BEFORE ME, the undersigned authority, personally appeared EARL SHANNON, known to me and known by me to be the person described in and who subscribed to the above Articles of Incorporation and he acknowledged before me that be executed the same Articles of Incorporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the state and county set forth above, this 15 day of July, 1998.

(SEAL)	/s/ Kathleen Tamara Rabellino
NOTARY PUBLIC

MY COMMISSION EXPIRES:

[SEAL]